UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2007
________________

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 George Washington Highway
Lincoln, Rhode Island 02865
(Address of principal executive offices, including zip code)

(401) 333-0610
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2007, MultiCell Technologies, Inc. (“Multicell”) executed a non-exclusive five year licensing agreement (the “Agreement”) with Eisai Co., Ltd (“Eisai”) of Tokyo Japan, one of the world’s top 25 pharmaceutical companies. Under the Agreement, MultiCell granted Eisai a non-exclusive license which permits the use by Eisai of MultiCell’s Immortalized Human Hepatocyte Cell line named Fa2N-4 and Culture Media (including multiplication, reproduction, and subculture of the same) for use at one Eisai facility in Japan. The license will allow Eisai to use the cell lines for drug discovery applications such as absorption, distribution, metabolism and elimination/toxicity and also for the research, analysis, evaluation or development of new therapeutics.

Item 8.01 Other Events

On April 24, 2007, we issued a press release announcing the execution of the Agreement. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Exhibits

Exhibit No.	Description
10.1*	License Agreement dated April 20, 2007
99.1	Press Release dated April 24, 2007

* Confidential treatment requested as to certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

Date: April 25, 2007	By:	/s/ Stephen Chang
Stephen Chang
President and Chief Executive Officer